UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Flowserve Corporation, a New York corporation (the “Company”), previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2018 that Kim L. Jackson, President of Engineered Product Operations, notified the Company during the first quarter of 2018 that he will retire from his role at the Company during 2018. Mr. Jackson will continue to serve in his current capacities through his retirement date on June 30, 2018. Mr. Jackson’s retirement is not due to a disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2018, the Company held its 2018 Annual Meeting of Shareholders (the “Meeting”). The number of shares present at the Meeting was 121,785,096 representing 93.09% of the 130,181,561 shares issued and outstanding that were entitled to vote on March 29, 2018, the record date for the Meeting.

Five items of business were submitted to shareholders at the Meeting. The voting results for each proposal are set forth below:

1.    Election of Directors. The director nominees listed below were duly elected at the Meeting for annual terms expiring in 2019 pursuant to the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
R. Scott Rowe	115,168,251	532,954	22,588	6,061,303

Ruby R. Chandy	114,592,738	1,053,097	77,958	6,601,303

Leif E. Darner	114,489,256	1,202,818	31,719	6,601,303

Gayla J. Delly	115,256,091	390,184	77,518	6,601,303

Roger L. Fix	114,690,364	930,661	102,768	6,601,303

John R. Friedery	113,742,423	1,928,068	53,302	6,601,303

Joe E. Harlan	115,194,094	497,041	32,658	6,601,303

Rick J. Mills	114,718,549	924,082	81,162	6,601,303

David E. Roberts	113,885,284	1,806,166	32,343	6,601,303

The foregoing totals of votes for and abstained do not include broker non-votes.

2.    Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	109,511,374
Votes AGAINST:	6,110,996
Votes ABSTAINED:	101,423
Broker Non-Votes:	6,601,303

3.    Ratification of Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP was ratified to serve as the Company’s independent registered public accounting firm for 2018 pursuant to the following votes:

Votes FOR:	120,601,843
Votes AGAINST:	1,160,488
Votes ABSTAINED:	22,765
Broker Non-Votes:	6,601,303

4.    Shareholder Proposal – Request to Adopt Targets For Reducing Greenhouse Gas Emissions. The shareholder proposal requesting that the Company adopt time-bound, quantitative, company-wide, science-based targets for reducing greenhouse gas was rejected pursuant to the following votes:

Votes FOR:	24,621,821
Votes AGAINST:	86,932,332
Votes ABSTAINED:	4,169,640
Broker Non-Votes:	6,601,303

5.    Shareholder Proposal – Request to Permit Written Consent by Shareholders. The shareholder proposal requesting that the Board of Directors take action to permit written consent by shareholders consistent with applicable law was rejected pursuant to the following votes:

Votes FOR:	50,854,515
Votes AGAINST:	64,732,144
Votes ABSTAINED:	137,134
Broker Non-Votes:	6,601,303

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 30, 2018	By:	/s/ R. Scott Rowe
R. Scott Rowe
President and Chief Executive Officer